EMPLOYMENT AND NONCOMPETITION AGREEMENT


          THIS AGREEMENT is made as of this 31st day of May, 1995 by and between Vinifera, Inc., an Oregon corporation (the "Company"), and Joseph A. Bouckaert ("Bouckaert").


                              W I T N E S S E T H :

          WHEREAS, the Company is engaged in the business of propagating superior varieties of grape vines in commercial quantities (the "Business"); and

          WHEREAS, Bouckaert is employed by the Company as its President and possesses expertise in technology and know-how in areas relevant to the Business; and

          WHEREAS, the Company and Bouckaert mutually desire that the Company continue to employ Bouckaert as its President following a change of control of the Company on the effective date hereof.

          NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties hereto agree as follows:

          1. Employment and Duties. The Company hereby agrees to employ Bouckaert as the President and Chief Executive Officer of the Company on the terms and conditions set forth herein, and Bouckaert hereby agrees to remain in the employ of the Company on such terms and conditions. Bouckaert shall serve without additional compensation as a director or in such additional offices of the Company or any of its affiliates to which Bouckaert may be duly appointed or elected. Bouckaert shall perform such duties as shall be reasonably assigned to him from time to time by the Board of Directors of the Company. Bouckaert agrees to devote substantially all of his business' time and effort to the diligent and faithful performance of such duties. Before engaging in any outside business activity, Bouckaert will obtain the consent of the Board of Directors, which shall not be unreasonably withheld.

          2. Term. The term of Bouckaert's employment hereunder shall commence on the date hereof and shall continue until the fifth anniversary of the date hereof. Such term may be extended as the parties subsequently may agree.

          3. Compensation. As compensation for his performance of services as an employee hereunder, Bouckaert shall be entitled to receive:

                a. a salary at the annual rate of One Hundred Sixty Thousand Dollars ($160,000.00) ("Salary") payable in substantially equal monthly installments, Bouckaert's salary may be adjusted after the completion of his first year of service and each year thereafter under this Agreement at the discretion of the Company's board of directors;

                b.  a  one-time   signing  bonus  of  Forty   Thousand   Dollars
          ($40,000.00) payable upon execution of this Agreement; and



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                c.  incentive  stock options to purchase  400,000  shares of the
          Company's common stock if and as approved (which approval will not be unreasonably withheld) by the Board of Directors in connection with the adoption of an employee stock option plan for the Company. Such
          stock  options  shall  vest  annually  in  four  (4)  equal   amounts,
          commencing upon the completion of Bouckaert's second year of service under this Agreement, dependent on continued employment. The exercise price for each stock option shall be equal to the fair market value of one share of the Company's common stock at the time such stock option is granted.

          Bouckaert shall also be entitled to receive the benefits set forth on Schedule A hereto.

          4. Commissions. Bouckaert shall be entitled to receive commissions equal to one percent (1%) of all equity investment capital Bouckaert is directly responsible for raising for the Company, payable in each case within thirty (30) days of the Company's receipt of each said investment; provided, however, that the Company shall be under no obligation to accept any particular offer of investment at any time, and the terms and conditions of any proposed investment (whether or not introduced by Bouckaert) shall at all times be in the sole discretion of and determined solely by the Board of Directors of the Company; and, further provided that in the determination of whether Bouckaert is in any case "directly responsible" for an equity investment shall be in the sole discretion of the board of directors of the Company to be determined reasonably and in good faith. For purposes of this Agreement, Bouckaert shall be deemed "directly responsible" for those accepted investments in which he both initiated the contact and actively participated in securing the investments.

          5. Waiver of Acceleration. As a condition to this Agreement and the Stock Purchase Agreement, Bouckaert hereby forever waives any right of acceleration of vesting of stock options for shares of the Company's stock based on a "Change in Control," as that term is defined in that certain Award Agreement under the Vinifera, Inc. 1993 Award Plan dated March 9, 1993, between Bouckaert and the Company (the "Plan").

          6.    Confidential Information; Inventions.

                a. In the course of his employment by the Company, Bouckaert has acquired and will continue to acquire information and knowledge respecting the proprietary and confidential affairs of the Company and the Business, including without limitation confidential information with respect to the Company's products, technology, know-how, processes, customer lists and distribution methods ("Confidential Information"). Accordingly, Bouckaert agrees that he shall not during the period of his employment hereunder of thereafter use for his own or any other person's or entity's benefit any such Confidential Information acquired during the term of his employment with the Company. Further, during the period of his employment hereunder and


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


          thereafter, Bouckaert shall not, without the written consent of the Board of Directors of the Company or a person duly authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Bouckaert of his duties hereunder, any Confidential Information obtained by him while in the employ of the Company.

                b. Bouckaert agrees that all memoranda, notes, records, papers or other documents and all copies thereof containing Confidential Information, some of which may be prepared by him, and all objects associated therewith in any way obtained by him shall be the Company's property. Bouckaert shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during his employment or thereafter. Bouckaert agrees that he will deliver the original and all copies of all of the aforementioned documents, including, but not limited to, computer files and objects, if any, that may be in his possession to the Company on termination of his employment, or at any other time upon the Company's request.

                c. Bouckaert agrees to disclose to Company and to assign to Company all of Bouckaert's rights in any designs, discoveries, improvements and ideas, whether or not patentable, including, without limitation upon the generality of the foregoing, novel or improved products, processes, technology and know-how, which either
          (a) relate to (i) the Business or (ii) bouckaert's actual or demonstrably anticipated research or development, or (b) result from any work performed by Bouckaert for the Company (hereinafter collectively "Inventions"), conceived or reduced to practice at any time during Bouckaert's employment by the Company, either solely or jointly with others and whether or not developed on Bouckaert's own time or with the resources of the Company. Bouckaert agrees that Inventions first reduced to practice within one (1) year after termination of Bouckaert's employment by Bouckaert shall be presumed to have been conceived during such employment unless Bouckaert can establish specific events giving rise to the conception which occurred after such employment. Further, except as otherwise expressly set forth herein, Bouckaert disclaims and will not assert any rights in Inventions actually made or as having been made, conceived or acquired prior to employment by the Company.

          7. No Competition. Subject to Section 8(a)(iv), Bouckaert agrees that during his employment by the Company and during a period ending three (3) years after termination of such employment, he will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, the business of the type conducted by the Company or that competes with the Company or the Business in any geographic area where the Business is being conducted, at the time of termination of Bouckaert's employment with the

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


Company hereunder; provided, however, that the foregoing agreement shall not preclude the passive ownership for investment purposes only of not more than 5% of the equity securities of a corporation which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Bouckaert further agrees that during his employment with the Company he shall not make preparations to engage in any activity which would be prohibited by the foregoing provisions of this Paragraph 7.

          8.    Termination of Employment.

                a. Bouckaert's employment shall terminate, or be subject to termination, prior to the term specified in Paragraph 2 hereof, as follows:

                      (i)  Death.   Bouckaert's   employment   hereunder   shall
                terminate upon his death.

                      (ii) Disability. Except as prohibited by applicable law, in the event Bouckaert becomes physically or mentally disabled so as to become unable, for a period of more than ninety (90) consecutive working days or for more than ninety (90) working days in the aggregate during any twelve-month period, to perform his duties hereunder or substantially a full-time basis, the Company may, at its option, terminate Bouckaert's employment hereunder upon not less than ten (10) days' written notice.

                      (iii) Cause. The Company may, at any time, terminate Bouckaert's employment hereunder for Cause. For the purposes of this Agreement, the Company shall have "Cause" to terminate Bouckaert's employment under upon (A) Bouckaert's engaging in misconduct which is injurious to the Company or its affiliates,
                (B) the material breach by Bouckaert of any of the provisions of this Agreement, which violation continues for a period of ten
                (10) days following notice from the Company to Bouckaert stating, with reasonable specificity, the nature of such alleged breach, or (C) Bouckaert's conviction of a felony or a plea by Bouckaert of nolo contendere to a felony.

                      (iv) Without Cause. The Company may, at any time, terminate Bouckaert's employment hereunder without cause and without the requirement of any reason or justification. In the event Bouckaert is terminated without cause, he will be bound by the provisions of Section 7 only for the period during which he receives severance payments in accordance with Section 8(b).

                b. Cessation of Salary and Benefits After Termination. In the event of the termination of Bouckaert's employment all payments of salary and benefits under Paragraph 3 hereof shall cease, and Bouckaert shall not be entitled to receive any compensation or payment on account of such


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

          including, but not limited to, those rights set forth in the Plan. In the event of the termination of Bouckaert's employment pursuant to Paragraph 8(a)(iv) hereof, Bouckaert shall be entitled to receive, in lieu of any other compensation or payment as a result of such termination, and as liquidated damages therefor, severance payments equal to the payments of his Salary under Paragraph 3(a), at the time such payment would have been made, and the continuation of medical benefits for twelve (12) months following the date of such termination. In the event the Board of Directors elect not to renew this Agreement, Bouckaert shall receive such severance payments for eight (8) months following the date Bouckaert receives notice of the Board's intent not to renew or the expiration of this Agreement, whichever comes first.

          9. Notices. For the purposes of this Agreement, notices and all other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows or by facsimile transmission:

          If to Bouckaert:

                Joseph A. Bouckaert
                22 Dolphin Isle
                Novato, California 94949
                Facsimile:  (415) 883-4981

          With a copy to:

                Simpson, Aherne & Garrity
                1900 South Norfolk Street
                Suite 260
                San Mateo, California 94403
                Attn:  Ronald F. Garrity
                Facsimile:  (415) 358-6991

          If to the Company:

                Vinifera, Inc.
                8505 S.W. Creekside Place
                Beaverton, Oregon  97028
                Attention:  President
                Facsimile:  502-641-8665


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          With a copies to:

                Foley & Lardner
                One IBM Plaza
                330 North Wabash Avenue
                Suite 3300
                Chicago, Illinois 60611-3608
                Attention:  Stephen M. Slavin
                Facsimile:  312-755-1925

                Cooley & Godward
                One Maritime Plaza
                20th Floor
                San Francisco, California 94111
                Attention:  Howard Irvin
                Facsimile:  415-951-3699

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          10.   Miscellaneous.

                a. No provisions of this Agreement may be amended unless such amendment, modification or discharge is agreed to in writing signed by the parties hereto.

                b. No waiver by any party hereto of any breach of, or compliance with, any condition or provision of this Agreement by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No such waiver shall be enforceable unless expressed in a written instrument executed by the party against whom enforcement is sought.

                c. This Agreement constitutes the entire agreement of the parties on the subject matter hereof and no agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement expressly supersedes the employment agreement between Bouckaert and the Company dated February 1, 1993, which prior agreement is hereby terminated.

                d. If a court of competent jurisdiction should decide that any of the provisions of Paragraphs 6, 7 or 8 are not enforceable, in whole or in part, the parties declare it is their intention that such unenforceable provisions be deemed reformed so that they apply only to the maximum extent to which they can be enforced. Bouckaert acknowledges that his violation, or threatened violation, of the provisions of Paragraph 6, 7 or 8 would cause the Company


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


          irreparable injury and, in addition to any other remedies to which the Company may be entitled, the Company shall be entitled to injunctive relief.

                e. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Bouckaert and his heirs, executors, administrators and legal representatives.

                f. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oregon applicable to contracts made and to be performed therein between residents thereof.

                g. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                h. This Agreement has been jointly drafted by the respective representatives of the Company and Bouckaert and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise. No draft of this Agreement shall be taken into account in construing this Agreement.

          BOUCKAERT ACKNOWLEDGES HAVING READ AND SIGNED THIS AGREEMENT AND HAVING RECEIVED A COPY THEREOF, INCLUDING THE FOLLOWING NOTICE:

          This Agreement does not apply to an Invention for which no equipment, supplies, facility, trade secret information or other property of the Company was used and which was developed entirely on Bouckaert's own time, unless (a) the Invention relates (i) to the Business or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by Bouckaert for the Company or any current or prior affiliate of the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        /s/ Joseph A. Bouckaert
                                        Joseph A. Bouckaert

                                        VINIFERA, INC.

                                        By: /s/ Robert Chanson
                                            Robert Chanson

                                        Title:  President


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